UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 20, 2021

NIC INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26621	52-2077581
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

25501 West Valley Parkway, Suite 300
Olathe, Kansas 66061
(Address of principal executive offices, including zip code)

(877) 234-3468
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	EGOV	The Nasdaq Stock Market, LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;     APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) On January 20, 2021, the Company entered into an amended and restated employment agreement with Doug Rogers, the Company's Senior Vice President of Business Development. Under the employment agreement, Mr. Rogers is entitled to a minimum annual base salary of $305,000. The form of employment agreement is substantially similar to the Company's existing employment agreements with other senior executive officers and entitles Mr. Rogers to (i) participate, at a level commensurate with his position, in the Company's annual performance-based cash bonus plan and long-term incentive plan, (ii) paid vacation, (iii) a death and disability insurance program devised for the executive officers and (iv) other benefits that are available generally to Company employees. Mr. Rogers is sometimes referred to as the "executive" in the summary below.

The employment agreement has a three-year term, and unless notice is provided at least six months prior to the end of the respective term, automatically renews for additional three-year terms. The Company may terminate the employment of the executive at any time, with or without cause. The executive may voluntarily terminate his employment for "good reason" or at any time and for any reason.

If the Company terminates the executive without cause or if the executive resigns for "good reason" (defined as (a) any material reduction in the executive's compensation, (b) requiring the executive to relocate more than 60 miles from the Company's current location, or (c) any material breach of the employment agreement by the Company), the executive is entitled to receive, in addition to accrued and unpaid compensation and benefits through the termination date, (i) a lump sum severance payment equal to the sum of (A) two times the executive's base salary, (B) two times the executive's largest annual cash incentive bonus during the preceding three annual incentive periods, and (C) the amount of any award for such year of termination as if the target performance for such plan year had been achieved (subject to certain limitations relating to Section 162(m) of the Internal Revenue Code); (ii) with respect to equity incentives, (A) for time-based or service-based equity awards, accelerated exercisability, vesting or the lapse of restrictions, as the case may be, for such awards, and (B) for performance-based equity awards, payments or vesting as if the target performance had been achieved (subject to certain limitations relating to Section 162(m) of the Internal Revenue Code); and (iii) a lump sum payment equal to 150% of the Company's portion of annual costs associated with the medical and health benefits coverage of the executive, and if applicable, the executive's family.

If the Company terminates the executive for "cause" (defined as the executive's conviction of a felony or the willful and deliberate failure of the executive to perform his customary duties (other than any failure resulting from incapacity due to physical or mental illness, death or disability)), or the executive voluntarily terminates his employment without good reason, the executive will receive only (a) accrued and unpaid salary through the termination date, (b) earned but unpaid annual bonus for a previously completed fiscal year, (c) reimbursement of reimbursable expenses, (d) COBRA continuation coverage benefits and other employee benefits through the termination date, and (e) such other compensation, if any, which the Company's Board of Directors may elect to pay or grant. Any notice to the executive from the Company intending to terminate the executive’s employment for cause must include the facts and circumstances that are the basis for the termination.

As described further below, the executive may be entitled to certain severance pay if a "change in control" of the Company occurs, and within either the six-month period ending on the change of control date or the 18-month period beginning on the change of control date, the executive's employment is terminated without cause or the executive terminates employment for good reason. In such event, the executive will receive, in addition to accrued and unpaid compensation and benefits through the termination date, (a) a lump sum severance payment equal to the sum of (i) two times the executive's base salary, (ii) two times the executive's largest annual cash incentive bonus during the preceding three annual incentive periods, and (iii) the amount of any award for such year of termination as if the target performance for such plan year had been achieved; (b) with respect to equity incentives, (i) for time-based or service-based equity awards, accelerated exercisability, vesting or the lapse of restrictions, as the case may be, for such awards, and (ii) for performance-based equity awards, accelerated exercise, vesting or lapse of restrictions, as the case may be, for such awards, as if target performance for such award had been achieved; and (c) a lump sum payment equal to 150% of the Company's portion of annual costs associated with the medical and health benefits coverage of the executive, and if applicable, the executive's family. The employment agreement provides for reductions in the amounts payable to the extent the present value of such amounts would more likely than not be non-deductible under Section 280G of the Internal Revenue Code.

Under the employment agreement, a change in control will be deemed to have occurred if (a) any person (other than a trustee or a fiduciary holding securities under the Company's employee benefit plan) becomes the beneficial owner (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of 30% or more of the Company's Common Stock, (b) a merger or consolidation of the Company is consummated with another company, other than a merger or consolidation in which the stockholders of the Company own 50% or more of the voting stock of the surviving corporation, (c) "continuing directors" (defined to include current Board members and future directors approved by a majority of continuing directors) no longer constitute at least a majority of the Company's board, (d) the sale of all or substantially all of the assets of the Company or (e) the liquidation or dissolution of the Company.

In the event of the executive's death, the executive's designated beneficiaries shall be entitled to the proceeds of the executive's life insurance proceeds from the executive's Company-provided life insurance policy, which is a 20-year term policy for two times the executive's base salary. If the Company terminates the executive's employment due to disability (as defined in the Company's disability policies), the executive is entitled to receive salary and certain benefits for a period of one year, reduced by disability payments under the Company's disability policy or under the Social Security disability program. If the executive is disabled for 365 days or longer, he is eligible for a $1 million lump sum payment from the insurance carrier.

Under the employment agreement, the executive is required to enter into proprietary information and inventions agreement and a non-competition agreement. In addition, the parties acknowledge the indemnification agreement entered into between the Company and the executive, and the employment agreement states that the executive shall be an officer covered by the indemnification agreement, and requires that such indemnification agreement be maintained throughout the period of the employment agreement.

The foregoing description of Mr. Rogers' employment agreement is a summary of, and does not purport to be a complete description of, the employment agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description
10.1	Amended and restated employment agreement between the Registrant and Doug Rogers dated January 20, 2021
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIC INC.

Dated:	January 26, 2021	/s/ Stephen M. Kovzan
Stephen M. Kovzan
Chief Financial Officer